EXHIBIT 99.1

News release
Contact
Aaron Bedy
Global Communications
404-538-5289
aaron.bedy@bearingpoint.com
For immediate release
BearingPoint Appoints David Hunter as Chief Operating Officer
Industry Veteran Brings Extensive Global and Government Experience
McLean, Va., March 17, 2008 — Reinforcing its commitment to providing seamless coverage to key clients around the world, BearingPoint, Inc. (NYSE: BE), today announced that it has appointed David Hunter as chief operating officer. Hunter, who worked at Accenture for more than 30 years and rose to the position of Global Senior Partner, will be responsible for day-to-day operations of BearingPoint across geographies, business units and corporate services.
Hunter devoted much of his career to running and expanding Accenture’s Asia-Pacific business, as well as overseeing the Company’s Government practice. At BearingPoint, he will spearhead BearingPoint’s global operations and work closely with members of the executive management team to bring a commitment and focus to client service, broaden the Company’s growing Asia-Pacific business and extend the reach of the Public Services practice to governments around the world.
During his tenure at Accenture, Hunter held a variety of senior positions including nine years as the chief executive officer of the Government Global Operating Group and the Asia Pacific region. In these roles, he was responsible for business turnarounds, resulting in significant growth and performance increases. In addition, he led the establishment of multiple government practices in the largest countries in the Asia Pacific region.
“David is an experienced leader. In every position he has held, he has created value for his clients and opportunities for growth for his colleagues. He has a proven ability to increase operational efficiency, drive business results and expand profitability — all qualities consistent with our objectives,” said Ed Harbach, BearingPoint’s chief executive officer. “He will play a key role in helping us build a stronger organization, grow strategic areas of our client base and execute our long-term business plan.”
Hunter said, “This is the right opportunity at the right time for me. I have known several members of BearingPoint’s management team for decades and know them to be innovative, straight-thinking and hard working. I believe there is a tremendous opportunity at

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BearingPoint to truly establish market leadership in key areas around the world. I am impressed with the intellectual capital embedded throughout the company and am excited to be part of the next phase of BearingPoint’s history.”
Hunter has extensive global experience, having lived and worked in 15 countries around the globe and he currently resides in Sydney, Australia. In addition, Hunter serves on the boards of a number of Australian public companies as a non-executive director and has extensive experience in corporate governance.
About BearingPoint, Inc.
BearingPoint, Inc. (NYSE: BE) is one of the world’s largest providers of management and technology consulting services to Global 2000 companies and government organizations in 60 countries worldwide. Based in McLean, Va., the firm has approximately 17,000 employees focusing on the Public Services, Commercial Services and Financial Services industries. BearingPoint professionals have built a reputation for knowing what it takes to help clients achieve their goals, and working closely with them to get the job done. Our service offerings are designed to help our clients generate revenue, increase cost-effectiveness, manage regulatory compliance, integrate information and transition to “next-generation” technology. For more information, visit the Company’s Web site at www.BearingPoint.com.
Some of the statements in this press release constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, estimates and projections. Words such as “will,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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